Exhibit 10.1

Canadian General Security Agreement

between

LI-CYCLE HOLDINGS CORP.

and

LI-CYCLE CORP.

and

LI-CYCLE AMERICAS CORP.

and

GLENCORE CANADA CORPORATION

as Noteholder

made

December 9, 2024

TABLE OF CONTENTS

Article 1 - Interpretation		2

1.01	Interpretation	2
1.02	Headings	6
1.03	Extended Meanings	6

Article 2 - Grant of Security Interest		6

2.01	Security Interest	6
2.02	Attachment of Security Interest	7
2.03	Excluded Assets	8
2.04	Real Property	8
2.05	Security Interest Absolute	8

Article 3 - Representations, Warranties and Covenants of the DebtorS		8

3.01	Representations and Warranties	8
3.02	Covenants	9

Article 4 - Dealing with Collateral		10

4.01	Dealing with Collateral by the Debtors	10
4.02	Rights and Duties of the Noteholder	10
4.03	Registration of Securities	11
4.04	Notification of Account Debtors	11
4.05	Application of Funds	11

Article 5 - Default and Remedies		11

5.01	Consequences of a Default	11
5.02	Remedies	11
5.03	Powers of the Receiver	13
5.04	Liability of Noteholder	13
5.05	Proceeds of Realization	13
5.06	Waivers by Debtor	13

Article 6 – General		13

6.01	Additional Debtors	13
6.02	Failure of Debtor to Perform	13
6.03	Appointment of Consultant	14
6.04	Benefit of the Agreement	14
6.05	Entire Agreement	14
6.06	Amendments and Waivers	14
6.07	Assignment	14
6.08	Severability	14
6.09	Notices	15
6.10	Remedies Cumulative; Additional Continuing Security	15
6.11	Further Assurances	15
6.12	Power of Attorney	15

6.13	Amalgamation	15
6.14	Discharge	16
6.15	Reinstatement	16
6.16	Governing Law	17
6.17	Attornment	17
6.18	Conflicts	17
6.19	Counterparts	17
6.20	Electronic Execution	17
6.21	Intercreditor Agreement	17
6.22	Copy of Documents and Consent to Filings	18

Article 7 – THE NOTEHOLDER		15

7.01	General	15

Schedule A		A-1

Schedule B		B-1

- ii -

Canadian General Security Agreement

This Agreement is made as of December 9, 2024

between

Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario (the “Issuer”),

and

Li-Cycle Corp. and Li-Cycle Americas Corp., each a corporation incorporated under the laws of the Province of Ontario (collectively, the “Guarantors” and, together with the Issuer, the “Debtors”),

and

Glencore Canada Corporation (“Glencore”), a corporation incorporated under the laws of the Province of Ontario as Noteholder (as defined below)

A.

The Issuer has entered into an amended and restated note purchase agreement with Glencore Ltd. and the Noteholder, as purchaser and collateral agent, dated as of March 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which the Issuer has issued to the Noteholder an amended and restated convertible note in a principal amount of $116,551,170.40, initially maturing on May 31, 2027 and now maturing on the fifth anniversary of the date hereof (the “Note”), which amends, restates, consolidates and supersedes in its entirety that certain convertible note held by Glencore and originally issued by the Issuer pursuant to that certain note purchase agreement, dated as of May 5, 2022 between the Issuer and Glencore Ltd.;

B.	The Guarantors and the Noteholder have entered into the Note Guaranty (as defined in the Note), pursuant to which each Guarantor has guaranteed the Obligations (as hereinafter defined) of the Issuer;

C.	Each Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral to the Noteholder, in order to secure the performance of its Obligations;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - Interpretation

1.01	Interpretation

(1) In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“2024 Secured Note” means that certain senior secured convertible note in the amount of $75,000,000 dated as of March 25, 2024 and issued by the Issuer to Glencore, as initial noteholder.

“Agreement” means this agreement, including its recitals and schedules, as amended from time to time.

“Canadian Pledge Agreement” means that certain Canadian pledge agreement made as of the date hereof between each of the Debtors and the Noteholder.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; further provided that only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capital Leases hereunder.

“Capital Stock” means any and all shares, securities, interests, participations, preferred equity certificates, convertible preferred equity certificates or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Collateral” has the meaning set out in Section 2.01; provided always that the term “Collateral” when used herein shall not include any consumer goods of the Debtors.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Canada Business Corporations Act, the Winding-up and Restructuring Act (Canada), and all other liquidation, winding-up, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, plan of arrangement, proposal or similar debtor relief laws of the United States of America statutes, laws, rules and regulations of Canada or any province or territory therefor, Germany, Switzerland or any other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Event of Default” means any of the events described as “Events of Default” in the Note.

“Excluded Account” means any Deposit Account (a) which is an escrow, fiduciary, trust or similar account, (b) holding cash collateral for a third party (other than the Issuer or any direct or indirect subsidiary thereof) subject to a Permitted Lien (as defined in the 2024 Secured Note), (c) used by any Note Party exclusively for disbursements and/or payments of payroll in the ordinary course of business, (d) which is a zero balance account or (e) which has an average daily balance measured on a monthly basis of less than $1,000,000 individually or $5,000,000 in the aggregate for all such Deposit Accounts that are Excluded Accounts pursuant to this clause (e).

“Excluded Assets” means each of the following:

(a)

any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of the Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than assets subject to Capital Leases and purchase money financings), (ii) violate (after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Note and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than Capital Leases and purchase money financings), or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of the Note pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant prohibition, violation or termination right;

(b)	the Capital Stock of any Excluded Subsidiary;

(c)

any asset (including Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under Applicable Law (including rules and regulations of any Governmental Entity) (after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law), (ii) require any governmental or regulatory consent, approval, license or authorization, in each case, to the extent such consent, approval, license or authorization has not been obtained (it being understood and agreed that no Note Party shall have any obligation to procure any such consent, approval, license or authorization) (after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (c) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant requirement or prohibition, or (iii) be reasonably likely to result in material and adverse tax consequences to the Issuer and/or its direct or indirect equityholders (including as a result of the application of Section 956 of the Code) as determined by the Issuer in good faith;

(d)	any Real Estate Asset and, except to the extent a security interest therein can be perfected by the filing of a PPSA financing statement, any leasehold interest in any other assets;

(e)	any Margin Stock;

(f)	any Excluded Account;

(g)

assets subject to a purchase money security interest, Capital Lease obligations or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of the Note and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than a Debtor) after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (g) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant violation or invalidation;

(h)

any asset of a Person acquired by a Debtor that, at the time of the relevant acquisition, is encumbered to secure assumed Indebtedness permitted by the Note to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such asset from being pledged to secure the Obligations and the relevant prohibition was not implemented in contemplation of the applicable acquisition;

(i)

any governmental licenses or provincial or municipal franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby, after giving effect to applicable anti-assignment provisions of the PPSA or other Applicable Law, other than any proceeds or receivable thereof to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the PPSA or other Applicable Law notwithstanding the relevant prohibition or restriction; and/or

(j)	Project Loan Collateral, in accordance with the terms of an applicable Project Financing Intercreditor Agreement.

“GAAP” means generally accepted accounting principles in the United States of America in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Intercreditor Agreement” means (i) any Project Financing Intercreditor Agreement, (ii) with respect to the 2024 Secured Note, a Pari Passu Intercreditor Agreement and (iii) with respect to any other Indebtedness, any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are reasonably acceptable to the Issuer and the Noteholder.

“Legal Reservations” means the application of the relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Noteholder” has the meaning set forth in the Note.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding at the rate provided for in the documentation with respect thereto, regardless of whether allowed or allowable in such proceeding) on the Note, premium, penalties, all accrued and unpaid fees and expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Note Party to the Noteholder or any indemnified party arising under the Secured Note Documents in respect of the Note, whether direct or indirect (including those acquired by assumption) absolute, contingent, due or to become due, now existing or hereafter arising.

“Perfection Requirements” means with respect to any Debtor that is organized under the laws of:

(a)

the United States of America, the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Debtor, the filing of intellectual property security agreements or other appropriate instruments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, and the delivery to the Noteholder of any stock certificate or promissory note, together with instruments of transfer executed in blank;

(b)

Canada or any province or territory thereof, (i) the filing of appropriate financing statements pursuant to the PPSA of the province or territory of organization of such Debtor or, if such Debtor is organized under the laws of Canada, the province or territory in which its registered office is located and, if it is organized under the laws of a province or territory other than the Province of Ontario or the Province of British Columbia, the province or territory in which its chief executive office is located and (ii) the filing of appropriate financing statements pursuant to the PPSA of any province or territory as the Noteholder may reasonably request to the extent such additional PPSA filings are necessary to perfect the Liens granted pursuant to any applicable security agreements by such a Debtor, and (iii) the filing of intellectual property security agreements or other appropriate instruments or notices with the Canadian Intellectual Property Office and the delivery to the Noteholder of any stock certificate or promissory note, together with instruments of transfer executed in blank;

(c)

Switzerland, the delivery to the Noteholder of any share certificate, duly endorsed in blank, the delivery to the Noteholder of any acknowledgement of debt (Schuldschein), a written notification to any account bank or a written security agreement; and

(d)	Germany, the delivery of written notifications of pledge to any third party debtor of a pledged asset or claim;

In each case of the foregoing clauses (a) through (d), to the extent required by this Agreement.

“Permitted Lien” has the meaning set forth in the 2024 Secured Note.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time (or successor statute) including the regulations thereto; provided, however, if the validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority of the Noteholder’s security interest in any Collateral are governed by the personal property security laws or laws relating to personal or movable property of any jurisdiction other than Ontario (including without limitation pursuant to the Civil Code of Quebec), “PPSA” shall also include those personal property security laws or laws relating to personal or movable property in such other jurisdiction for the purpose of the provisions hereof relating to such validity, attachment, perfection (or opposability), effect of perfection or of non-perfection or priority and for the definitions related to such provisions.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Person in and to real property (including, but not limited to, land, improvements and fixtures thereon).

The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” whenever used herein have the meanings given to those terms in the PPSA currently in effect in the province referred to in Section 6.16 below.

Terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Note or in the Note Purchase Agreement, as applicable.

1.02	Headings

(1) The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03	Extended Meanings

(1) In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing”.

ARTICLE 2 - Grant of Security Interest

2.01	Security Interest

(1) As general and continuing security for the payment and performance of all its Obligations, each Debtor hereby grants to the Noteholder, a security interest in all of such Debtor’s present and after acquired undertaking and property, both real and personal (collectively, the “Collateral”), and, as further general and continuing security for the payment and performance of the Obligations, each Debtor hereby also assigns the Collateral (other than trademarks) to the Noteholder, and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Noteholder. Without limiting the generality of the foregoing, the Collateral includes all right, title and interest that any Debtor now has or may hereafter have or acquire in any manner whatsoever (including by way of amalgamation) in all property of the following kinds:

(a)	Receivables: all debts, accounts, claims and choses in action for monetary amounts (collectively, the “Receivables”);

(b)	Inventory: all inventory of whatever kind and wherever situated (collectively, the “Inventory”);

(c)	Equipment: all machinery, equipment, fixtures, furniture, plant, vehicles and other tangible personal property that are not Inventory (collectively, the “Equipment”);

(d)	Chattel Paper: all chattel paper;

(e)	Documents of Title: all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f)	Securities: all shares, bonds, debentures, and other securities (collectively, the “Securities”);

(g)	Intangibles: all intangibles not otherwise described in this Section 2.01 including all goodwill, patents, trademarks, copyrights and other intellectual property;

(h)

Instruments and Money: all bills, notes, cheques and other instruments and all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(i)	Books, Records, Etc.: all books, invoices, documents and other records in any form evidencing or relating to the Collateral;

(j)	all rights under any lease or agreement relating to real property;

(k)	Substitutions, Etc.: all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 2.01; and

(l)	Proceeds: all proceeds of any Collateral in any form derived directly or indirectly from any dealing with the Collateral or that indemnifies or compensates for the loss of or damage to the Collateral;

provided that the said grant of a security interest, assignment, mortgage and charge will not render the Noteholder liable to observe or perform any term, covenant or condition of any agreement, document or instrument to which a Debtor is a party or by which it is bound.

2.02	Attachment of Security Interest

(1) Each Debtor acknowledges that the security interest hereby created attaches upon the execution of this Agreement (or in the case of any after acquired property, upon the date of acquisition by such Debtor of any rights therein), that value has been given by the Noteholder and that such Debtor has, or in the case of after acquired property will have, rights in the Collateral or the power to transfer rights in the Collateral to the Noteholder. Each Debtor, to the extent permitted by Applicable Law, waives all rights to receive from the Noteholder a copy of any financing statement, financing change statement, or verification statement, filed or issued at any time in respect of this Agreement.

2.03	Excluded Assets

(1) Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.01 attach to any Excluded Asset.

2.04	Real Property

(1) The assignment, mortgage and charge granted hereby will not extend to the last day of the term of any lease or agreement relating to real property, but each Debtor will hold such last day in trust for the Noteholder, and, upon the enforcement by the Noteholder of its security, will assign such last day as directed by the Noteholder.

2.05	Security Interest Absolute

(1) The security interests granted hereby and all rights of the Noteholder hereunder and all obligations of each Debtor hereunder are unconditional and absolute and independent and separate from any other security for the Obligations, whether executed by such Debtor or any other person, and shall not be affected or impaired by:

(a)	any amendment, modification, replacement of or addition or supplement to the Note, any other Secured Note Document or any other security provided to the Noteholder;

(b)	any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement, the Note, any other Secured Note Document or any other security provided to the Noteholder;

(c)

any waiver, consent, extension, indulgence or other action, inaction or admission under or in respect of this Agreement, the Note, any other Secured Note Document or any other security provided to the Noteholder;

(d)

any default by the Issuer under, or any invalidity or unenforceability of, or any limitation of the liability of the Issuer or on the method or terms of payment under, or any irregularity or other defect in the Note, any other Secured Note Document or any other security provided to the Noteholder;

(e)	any merger, consolidation or amalgamation of a Debtor into or with any other Person; or

(f)	any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting a Debtor.

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTORS

3.01	Representations and Warranties

(1) Each Debtor hereby represents and warrants to the Noteholder that:

(a)

such Debtor has good and valid rights in, title to, or the power to transfer the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Permitted Liens), and has all requisite power and authority to grant to the Noteholder the security interest in such Collateral pursuant hereto;

(b)

subject to the Legal Reservations, this Agreement is effective to create a legal, valid and enforceable Lien on and security interest in the Collateral in favor of the Noteholder, and, subject to the satisfaction of the Perfection Requirements, the Noteholder will have a fully perfected first priority Lien on such Collateral securing the Obligations to the extent perfection can be achieved by the Perfection Requirements;

(c)

as of the date hereof, no Debtor has actual knowledge of (a) any third-party claim (i) that any of its owned patent, trademark or copyright registrations or applications is invalid or unenforceable, or (ii) challenging such Debtor’s rights to such registrations and applications or (b) any basis for such claims, other than, in each case, to the extent any such third-party claim would not reasonably be expected to have a Company Material Adverse Effect.

3.02	Covenants

(1) Each Debtor covenants with the Noteholder that such Debtor will:

(a)	ensure that the representations and warranties set forth in Section 3.01 will be true and correct at all times;

(b)

give written notice to the Noteholder within 60 days following any change in the location of its registered office or chief executive office or the transfer of Inventory, Securities or Equipment from the jurisdictions specified in any schedule hereto to a jurisdiction not specified in such schedule;

(c)

(i) keep proper books of account in accordance with sound accounting practice, (ii) furnish to the Noteholder in writing such financial information and statements and all such information and statements relating to the Collateral as the Noteholder may from time to time reasonably request, (iii) permit the Noteholder or its authorized agents upon the Noteholder’s reasonable request at the expense of such Debtor to examine the books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

(d)

permit the Noteholder from time to time at any reasonable time to inspect the Collateral and make copies of all information relating to the Collateral and for such purposes the Noteholder will have access to all premises occupied by such Debtor or where the Collateral may be found;

(e)

not change its name or, if such Debtor is a corporation, not amalgamate with any other corporation without first giving notice to the Noteholder of its new name and the names of all amalgamating corporations and the date when such new name or amalgamation is to become effective;

(f)	pay to the Noteholder forthwith upon demand all reasonable costs, fees and expenses (including all reasonable legal, Receiver’s (as defined below),

consulting and accounting fees and expenses) incurred by or on behalf of the Noteholder in connection with the preparation, execution, perfection, administration and discharge of this Agreement and the security granted hereby and the preservation and exercise of the rights, powers and remedies of the Noteholder, and all such costs, fees and expenses will bear interest at the highest rate borne by any of the Obligations and will form part of the Obligations; and

(g)	immediately deliver all instruments owned as of the date hereof having an outstanding balance in excess of $5,000,000 to the Noteholder or its nominee.

(2) To the extent any Debtor acquires, by way of amalgamation or otherwise, any additional instrument having an outstanding balance in excess of $5,000,000 at any time or from time to time after the date hereof, such Collateral will automatically (and without any further action being required to be taken by the Noteholder) be subject to the security interest and pledge created hereby. Each Debtor will take, or cause to be taken, as promptly as practicable and, in any event on or before the date on which financial statements are required to be delivered pursuant to clause (b) and (c) of Section 1 of Annex A-1 of the Note for the reporting period in which such Collateral was acquired (or such longer period as the Noteholder may reasonably agree), all steps and actions as the Noteholder deems necessary to ensure that such additional instrument is delivered to the Noteholder. Notwithstanding anything to the contrary in this Agreement or any other Secured Note Document, no Debtors shall be required to deliver any Tangible Chattel Paper or Document of Title to the Noteholder.

ARTICLE 4 - Dealing with Collateral

4.01	Dealing with Collateral by the Debtors

(1) No Debtor shall sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Noteholder, except, until an Event of Default has occurred and is continuing and the security interest granted hereby becomes enforceable, as not prohibited by the terms of the Note or otherwise in the ordinary course of its business so that the purchaser of any Collateral takes title thereto free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security granted hereby or as otherwise permitted pursuant to the Note and the Note Purchase Agreement. At any time when an Event of Default has occurred and is continuing and upon the exercise by the Noteholder of any of its rights and remedies under Section 5.02, all money received by a Debtor will be held by such Debtor in trust for the Noteholder and must be held separate and apart from other money of such Debtor and paid over to the Noteholder on request.

4.02	Rights and Duties of the Noteholder

(1) The Noteholder may perform any of its rights and duties hereunder by or through agents (including, without limitation, any receiver or receiver and manager (each herein referred to as the “Receiver”)) and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

(2) In the holding of the Collateral, the Noteholder and any agent on its behalf is only bound to exercise the same degree of care as it would exercise with respect to similar property of its own of similar value held in the same place. The Noteholder and any agent on its behalf will be deemed to have exercised reasonable care with respect to the custody and preservation of the Collateral if it takes such action for that purpose as any Debtor reasonably requests in writing, but failure of the Noteholder or its agent to comply with any such request will not of itself be deemed a failure to exercise reasonable care.

4.03	Registration of Securities

(1) The Noteholder may have any Securities registered in its name or in the name of its nominee and will be entitled but not required to exercise any of the rights that any holder of such Securities may at any time have. However, until an Event of Default has occurred and the Noteholder has exercised any of its rights and remedies under Section 5.02, a Debtor will be entitled to exercise, in a manner not prejudicial to the interests of the Noteholder or which would not violate or be inconsistent with this Agreement, all voting power from time to time exercisable in respect of the Securities. The Noteholder will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof. A Debtor must from time to time forthwith upon the request of the Noteholder deliver to the Noteholder those Securities requested by the Noteholder duly endorsed for transfer to the Noteholder or its nominee.

4.04	Notification of Account Debtors

(1) After the occurrence of an Event of Default and the exercise by the Noteholder of any of its rights and remedies under Section 5.02, may give notice to any account debtors or other person to make all further payments to the Noteholder. Any payment or other proceeds of Collateral received by any Debtor from account debtors or from any other person liable to any Debtor after the occurrence of such Event of Default and exercise of such rights and remedies will be held by such Debtor in trust for the Noteholder and must be held separate and apart from other money of such Debtor and paid over to the Noteholder on request.

4.05	Application of Funds

(1) All money collected or received by the Noteholder in respect of the Collateral will be applied in accordance with Section 9(h) of the Note Purchase Agreement.

ARTICLE 5 - Default and Remedies

5.01	Consequences of a Default

(1) On or after the occurrence of any Event of Default that is continuing, at the option of the Noteholder, (a) any or all of the Obligations not yet payable will become immediately payable, without presentment, protest, notice of protest or notice of dishonour, all of which are expressly waived and (b) the security granted hereby will become immediately enforceable.

5.02	Remedies

(1) In addition to any right or remedy otherwise provided herein or existing under Applicable Law, at any time when an Event of Default has occurred and is continuing, the Noteholder will have the rights and remedies set out below, all of which may be enforced successively or concurrently:

(a)

the Noteholder may take possession of the Collateral and require a Debtor to assemble the Collateral and deliver or make the Collateral available to the Noteholder at such places as may be specified by the Noteholder, and neither the Noteholder nor any Receiver will be or be deemed to be a mortgagee in possession by virtue of any such actions;

(b)	the Noteholder may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(c)	the Noteholder may carry on, or concur in the carrying on of, all or any part of the business of any Debtor;

(d)	the Noteholder may have, exercise or enforce any rights of a Debtor in respect of the Collateral;

(e)

the Noteholder may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit, upon such terms and conditions as the Noteholder may determine and without notice to any Debtor unless required by law;

(f)	the Noteholder may accept all or any part of the Collateral in total or partial satisfaction of the Obligations in the manner provided by law;

(g)

the Noteholder may, for any purpose specified herein, including for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of any Debtor, borrow money on the security of the Collateral, which security will rank in priority to the security granted hereby;

(h)

the Noteholder may occupy and use all or any of the premises, buildings and plants occupied by any Debtor and use all or any of the Equipment and other property of any Debtor for such time as the Noteholder requires to facilitate the realization of the Collateral, free of charge and the Noteholder will not be liable for any rent, charges, depreciation or damages in connection with such actions, nor will the Noteholder or any Receiver be or be deemed to be a mortgagee in possession by virtue of any such actions;

(i)

the Noteholder may appoint a Receiver of the whole or any part of the Collateral and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral;

(j)

the Noteholder may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations; and

(k)	take any other action, suit, remedy or proceeding authorized or permitted by this Agreement, the PPSA or by other Applicable Law or equity.

5.03	Powers of the Receiver

(1) Any Receiver will have all of the rights and powers that the Noteholder is entitled to exercise pursuant to Section 5.02 but the Noteholder will not be in any way responsible for any misconduct or negligence of any such Receiver.

5.04	Liability of Noteholder

(1) The Noteholder will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Noteholder, the Debtors or any other person in respect of the Collateral. In the exercise of its rights and the performance of its obligations, the Noteholder will only be liable for gross negligence or wilful misconduct.

5.05	Proceeds of Realization

(1) The Noteholder will apply any proceeds of realization of the Collateral in accordance with Section 9(h) of the Note Purchase Agreement. If there is any surplus remaining, the Noteholder may pay it to any person entitled thereto by Applicable Law of whom the Noteholder has knowledge and any balance remaining may be paid to the Debtors. If the realization of the Collateral fails to satisfy the Obligations, the Debtors will be liable to pay any deficiency to the Noteholder.

5.06	Waivers by Debtor

(1) The Noteholder may (a) grant extensions of time, (b) take and perfect or abstain from taking and perfecting security, (c) give up any security, (d) accept compositions or compromises, (e) grant releases and discharges, and (f) otherwise waive rights against the Debtors, debtors of the Debtors, guarantors and others and with respect to the Collateral and other security as the Noteholder sees fit. No such action or omission will reduce the Obligations or affect the Noteholder’s rights hereunder.

ARTICLE 6 – General

6.01	Additional Debtors

(1) If, at the option of the Issuer or as required pursuant to the Note or the Note Purchase Agreement, the Issuer shall cause any party that is not a Debtor to become a Debtor hereunder, such party shall execute and deliver to the Noteholder a Joinder Agreement substantially in the form of Schedule B and such party shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Debtor party hereto on the date hereof.

6.02	Failure of Debtor to Perform

(1) If any Debtor fails to perform any of its covenants or obligations under this Agreement, the Noteholder may, in its absolute discretion, but without being required to do so, perform any such covenant or obligation. If any such covenant or obligation requires the payment of monies, the Noteholder may make such payment. All sums so paid by the Noteholder will be payable by such Debtor to the Noteholder and, for greater certainty, Section 3.02(1)(f) will apply to such sums. No such performance or payment will relieve such Debtor from any default under this Agreement or any consequences of such default.

6.03	Appointment of Consultant

(1) The Noteholder will be entitled to appoint a consultant to provide such services and advice as the Noteholder may determine in its sole discretion, with power to enter a Debtor’s premises, to inspect and evaluate the Collateral, to make copies of a Debtor’s records, to review a Debtor’s business plans and projections, to assess the conduct and viability of a Debtor’s business, to prepare reports on a Debtor’s affairs and to distribute such reports to the Noteholder or to other such persons as the Noteholder may direct. Such consultant will act as an agent for the Noteholder and will owe no duty to such Debtor. The consultant is to have no managerial or advisory capacity and will have no decision making responsibility. Each Debtor authorizes the Noteholder to provide confidential information to the consultant. All fees and expenses in connection with the engagement of a consultant are payable by each Debtor to the Noteholder and for greater certainty, Section 3.02(1)(f) will apply to such fees and expenses.

6.04	Benefit of the Agreement

(1) This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of each of the parties hereto.

6.05	Entire Agreement

(1) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement or in any other Secured Note Document.

6.06	Amendments and Waivers

(1) No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

6.07	Assignment

(1) The rights of the Noteholder under this Agreement may be assigned by the Noteholder without the prior consent of the Debtors. No Debtor may assign its obligations under this Agreement.

6.08	Severability

(1) If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

6.09	Notices

(1) Any demand, notice or other communication to be given under this Agreement to any Debtor or the Noteholder shall be effective if given in accordance with Section 23(a) of the Note (and in the case of any Guarantor, to such Guarantor in care of the Issuer in accordance therewith) as to the giving of notice to each, and each Debtor and the Noteholder may change their respective address for notices in accordance with the said provision.

6.10	Remedies Cumulative; Additional Continuing Security

(1) The rights and remedies of the Noteholder hereunder are cumulative and are in addition to and not in substitution for any other security now or hereafter held by the Noteholder or any other rights or remedies available at law or in equity or otherwise. No single or partial exercise by the Noteholder of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which the Noteholder may be entitled. This Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Noteholder.

6.11	Further Assurances

(1) Each of the Debtors and the Noteholder will from time to time execute and deliver all such further documents and instruments, including financing statements and schedules, and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the security granted hereby and the full intent and meaning of this Agreement.

6.12	Power of Attorney

(1) Each Debtor hereby irrevocably constitutes and appoints the Noteholder and any officer or agent thereof the true and lawful attorney of such Debtor upon the occurrence of an Event of Default that is continuing and the security interest granted hereunder having become enforceable, with full power of substitution, to do, make and execute all such statements, assignments, documents, agreements, acts, matters or things with the right to use the name of such Debtor whenever and wherever the officer or agent may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement, such power being coupled with an interest; provided that the foregoing shall not be construed to obligate the Noteholder to take or refrain from taking any action with respect to the Collateral.

6.13	Amalgamation

(1) In the event that any Debtor shall amalgamate with any other corporation or corporations:

(a)

the term “Debtor” wherever used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation, and the indebtedness, obligations and liabilities of each of them shall be included in the Obligations; and

(b)

the security interest granted hereunder shall extend to and the Collateral shall include all the property and assets of each of the amalgamating corporations and the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired.

6.14	Discharge

(1) This Agreement shall continue in effect until the Specified Date. Notwithstanding anything in this Agreement or the Note or any Secured Note Document to the contrary, (a) any Debtor shall automatically be released from its obligations under this Agreement (and any Lien granted by such Debtor pursuant to this Agreement shall be automatically released) (i) upon the consummation of any transaction or series of related transactions permitted under the Note if as a result thereof such Debtor ceases to be a Subsidiary or is an Excluded Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited under this Agreement or the Note), provided that if any Debtor ceases to constitute a wholly-owned Subsidiary, such Debtor shall not be released from this Agreement unless (A) such Debtor is no longer a direct or indirect Subsidiary of the Issuer or (B) after giving pro forma effect to such release and the consummation of the relevant transaction, the Issuer is deemed to have made a new Investment (as defined in the 2024 Secured Note) in such Person (as if such Person was then newly acquired); it being understood that this proviso shall not limit the release of any Debtor that otherwise constitutes an Excluded Subsidiary for any reason other than not constituting a wholly-owned Subsidiary of the Issuer (this proviso, the “Specified Debtor Release Provision”) and/or (ii) upon the occurrence of the earlier of (x) the date on which the Note has been fully converted in accordance with the terms of the Note and (y) the Maturity Date and (b) any Debtor that meets the definition of “Excluded Subsidiary” shall be released by the Noteholder promptly following the request therefor by the Issuer, subject, if applicable, to the Specified Debtor Release Provision.

(2) Notwithstanding anything in this Agreement or the Note to the contrary, the Noteholder will release any Lien granted to or held by the Noteholder upon any Collateral (A) upon the occurrence of the earlier of (i) the date on which the Note has been fully converted in accordance with the terms thereof and (ii) the Maturity Date, (B) constituting property sold or to be sold or otherwise Disposed of as part of or in connection with any Disposition (each as defined in the 2024 Secured Note) permitted under the Note or under any Secured Note Document or the Intercreditor Agreement or to which the Noteholder has consented, (C) that does not constitute (or ceases to constitute) Collateral, (D) in accordance with Section 12 of the Note Purchase Agreement (E) otherwise pursuant to and in accordance with the provisions of any applicable Secured Note Document or the Intercreditor Agreement or (F) if approved, authorized or ratified in writing by the Noteholder.

(3) In connection with any termination or release pursuant to paragraph (a) above, the Noteholder shall promptly execute (if applicable) and deliver to any Debtor, at such Debtor’s expense, (i) all PPSA discharge statements and similar documents that such Debtor shall reasonably request to evidence and/or effectuate such termination or release and (ii) all or the relevant portion of, as applicable, the Pledged Shares (as defined in the Canadian Pledge Agreement). Any execution and delivery of any document pursuant to this Section 6.14 shall be without recourse to or representation or warranty by the Noteholder.

6.15	Reinstatement

(1) Notwithstanding the provisions of Sections 6.10 and 6.14 hereof, this Agreement shall be reinstated if at any time following the termination of this Agreement under Sections 6.10 and 6.14 hereof, the performance by a Debtor hereunder or under any other Secured Note Document is set aside upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of such Debtor or otherwise. Such period of reinstatement shall continue until satisfaction of the conditions contained in, and shall continue to be subject to, the provisions of Sections 6.10 and 6.14.

6.16	Governing Law

(1) This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6.17	Attornment

(1) For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. Each Debtor hereby attorns to the jurisdiction of the courts of the Province of Ontario.

6.18	Conflicts

(1) In the event of any conflict between the provisions hereunder and the provisions of the Note then, notwithstanding anything contained in this Agreement, the provisions contained in the Note shall prevail and the provisions of this Agreement will be deemed to be amended to the extent necessary to eliminate such conflict. If any act or omission of a Debtor is expressly permitted under the Note but is expressly prohibited hereunder, such act or omission shall be permitted. If any act or omission is expressly prohibited hereunder, but the Note does not expressly permit such act or omission, or if any act is expressly required to be performed hereunder but the Note does not expressly relieve a Debtor from such performance, such circumstance shall not constitute a conflict between the applicable provisions hereunder and the provisions of the Note.

6.19	Counterparts

(1) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

6.20	Electronic Execution

(1) Any party may deliver an executed signature page to this Agreement by electronic transmission and such delivery will be as effective as delivery of a manually executed copy of the Agreement by such party.

6.21	Intercreditor Agreement

(1) Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Noteholder pursuant to this Agreement and the exercise of any right or remedy by the Noteholder with respect to any Collateral hereunder are subject to the provisions of each applicable Intercreditor Agreement. In the event of any conflict between the provisions of any Intercreditor Agreement and this Agreement, the provisions of such Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, the requirements of this security agreement to endorse, assign or deliver possessory collateral to the Noteholder shall be deemed satisfied (or any representation or warranty shall be deemed true) by endorsement, assignment or delivery of such possessory collateral to another person pursuant to an applicable Intercreditor Agreement (as gratuitous bailee for the benefit of the of the Noteholder pursuant to the applicable Intercreditor Agreement) and any such endorsement, assignment or delivery of such possessory collateral to another person pursuant to an applicable Intercreditor Agreement shall not result in a Default or an Event of Default under this Agreement or any other Secured Note Document.

6.22	Copy of Documents and Consent to Filings

(1) Each Debtor acknowledges having received a fully executed copy of this Agreement and, to the extent permitted by Applicable Law, waives all rights to receive from the Noteholder a copy of any financing statement, financing change statement, or verification statement, filed or issued at any time in respect of this Agreement. Each Debtor confirms its consent to the filing by the Noteholder or on its behalf of any financing statement or financing change statement filed or issued at any time in respect of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ISSUER:	LI-CYCLE HOLDINGS CORP.

	Per:	/s/ Ajay Kochhar
Name: Ajay Kochhar Title: President & CEO

	Per:	/s/ Carl DeLuca
Name: Carl DeLuca Title: General Counsel & Corporate Secretary

GUARANTORS:	LI-CYCLE CORP.

	Per:	/s/ Ajay Kochhar
Name: Ajay Kochhar Title: President & CEO

	Per:	/s/ Carl DeLuca
Name: Carl DeLuca Title: General Counsel & Corporate Secretary

LI-CYCLE AMERICAS CORP.

	Per:	/s/ Ajay Kochhar
Name: Ajay Kochhar Title: President & CEO

	Per:	/s/ Carl DeLuca
Name: Carl DeLuca Title: General Counsel & Corporate Secretary

[Signature page to Canadian General Security Agreement]

NOTEHOLDER:	GLENCORE CANADA CORPORATION, as Noteholder

	Per:	/s/ John Burton
Name: John Burton Title: Authorised Signatory

[Signature page to Canadian General Security Agreement]

SCHEDULE B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of •, 20•, is delivered pursuant to Section Article 6 of the Canadian General Security Agreement, dated as of December 9, 2024, by Li-Cycle Holdings Corp. (the “Issuer”) and others which are from time to time party thereto as Debtors in favour of Glencore Canada Corporation as Noteholder (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Security Agreement, the undersigned, as provided in Article 6 of the Security Agreement, hereby becomes a party to the Security Agreement as a Debtor thereunder with the same force and effect as if originally named as a Debtor therein and, without limiting the generality of the foregoing, as general and continuing security for the payment and performance of its Obligations, hereby grants to the Noteholder a security interest in, and pledges to the Noteholder all of the undersigned’s Collateral. The undersigned hereby agrees to be bound as a Debtor for the purposes of the Security Agreement.

The information set forth in Annex 1 is hereby added to the information set forth in Schedule A to the Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Security Agreement.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Security Agreement is true and correct on and as of the date hereof as if made on and as of such date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have executed this Joinder Agreement.

ADDITIONAL DEBTOR:	•

Per:
Name: Title:

Name: Title:

NOTEHOLDER:	•

Per:
Name: Title:

Per:
Name: Title:

[Signature page to Canadian General Security Agreement]